UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 31, 2011

PHARMATHENE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Place, Suite 450, Annapolis, Maryland	21401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (410) 269-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

              On August 31, 2011, the Board of Directors of PharmAthene, Inc. (the “Company”) appointed Philip MacNeill, 58, as the Company’s Controller and Principal Accounting Officer, effective September 8, 2011. Mr. MacNeill joined the Company in January 2011 as Controller.

Mr. MacNeill has over 30 years of experience in Finance and Accounting with the majority of that experience focused on the government contracting industry.  Prior to joining the Company, he worked for 3e Technologies International, Inc. (“3e Technologies”), a government contractor, as Director of Finance from 2008 through January 2011.  Prior to joining 3e Technologies, Mr. MacNeill spent five years with BAE Systems plc, a global defense company, first as a Senior Financial Analyst and then as an Accounting Director.  From 1998 to 2003, Mr. MacNeill worked as an Assistant Controller at Presearch Incorporated, a government contractor.  Mr. MacNeill also worked at JHM Research and Development, Inc. as Controller.  Previously, Mr. MacNeill was a member of the senior financial staff at Mitretek and spent 11 years at The Mitre Corporation, a non-profit federally funded R&D development center. Mr. MacNeill is a C.P.A.  He holds a Bachelor of Arts from the University of Maryland.

Mr. MacNeill’s annual base salary is $175,000.  He will also be eligible for an annual bonus, as well as awards under the Company’s 2007 Long-Term Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMATHENE, INC. (Registrant)

Date: September 7, 2011	By:	/s/ Jordan P. Karp
Jordan P. Karp Senior Vice President, General Counsel and Secretary